Exhibit 1.A.(8)(b)(xxiv)

                  Seventh Amendment to Participation Agreement

Security Life of Denver Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated August 10, 1994 by doing all of the following:

I.       Revising the recitals to indicate, wherever appropriate, that

         WHEREAS , the variable life insurance and/or variable annuity products identified on Schedule A hereto ("Contracts") have been or will be registered by the Company under the Securities Act of 1933, unless such Contracts are exempt from registration thereunder; and

         WHEREAS, the Company has registered or will register the Separate Accounts identified on Schedule A as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder.

II.      Revising the first sentence of section 2.1 to read as follows:

         The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

III.     Revising the first sentence of section 2.4 to read as follows:

         The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

IV.      Adding the following sentence to section 3.1:

         Wherever the term "prospectus" is used in this Agreement in relation to the Contracts or the Accounts, the term shall be deemed to include each prospectus, registration statement, private offering memorandum or other disclosure document for the Contract or the Account.

V.       Replacing section 4.6 in its entirety with the following:



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         4.6. The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

VI.      Replacing section 5.3 in its entirety with:

         5.3. The Company shall bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

VII.     Replacing Schedule A with the Revised Schedule A, attached.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2000.


SECURITY LIFE OF DENVER INSURANCE           VARIABLE INSURANCE PRODUCTS FUND II
COMPANY


By:    /s/ James L. Livingston, Jr.         By:    /s/ Robert C. Pozen
       -----------------------------               -----------------------------

Name:  James L. Livingston, Jr.             Name:  Robert C. Pozen
       -----------------------------               -----------------------------

Title: Executive Vice President             Title: Senior Vice President
       -----------------------------               -----------------------------


                                            FIDELITY DISTRIBUTORS CORPORATION

                                            By:    /s/ Kevin J. Kelly
                                                   -----------------------------

                                            Name:  Kevin J. Kelly
                                                   -----------------------------

                                            Title: Vice President
                                                   -----------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                  Contracts Funded
Date of Established by Board of Directors     By Separate Account
-----------------------------------------     -------------------

Security Life Separate Account A1             o   The Exchequer Variable Annuity
(November 3, 1993)                                (Flexible Premium Deferred
                                                  Combination Fixed and Variable
                                                  Annuity Contract)

Security Life Separate Account L1             o   First Line (Flexible Premium
(November 3, 1993)                                Variable Life Insurance
                                                  Policy)
                                              o   Strategic Advantage Variable
                                                  Universal Life (Flexible
                                                  Premium Variable Universal
                                                  Life Insurance Policy)
                                              o   First Line II (Flexible
                                                  Premium Variable Universal
                                                  Life Insurance Policy)
                                              o   Strategic Advantage II
                                                  Variable Universal Life
                                                  (Flexible Premium Variable
                                                  Life Insurance)
                                              o   Variable Survivorship
                                                  Universal Life (Flexible
                                                  Premium Variable Life
                                                  Insurance)
                                              o   Corporate Benefits Variable
                                                  Universal Life (Flexible
                                                  Premium Variable Life
                                                  Insurance)
                                              o   Strategic Benefit Variable
                                                  Universal Life
                                                  (Flexible Premium Variable
                                                  Life Insurance)
                                              o   Estate Designer Variable
                                                  Universal Life (Joint and
                                                  Survivor Flexible Premium
                                                  Variable Life Insurance)

Security Life Separate Account SLDM1          Magnastar Private Placement
(September 11, 2000)                          Variable Life
                                              (Flexible Premium Variable
Security Life Separate Account SLDM2          Universal Life Insurance Policy)
(September 11, 2000)

Security Life Separate Account SLDF1          PeakPlus Private Placement
(September 11, 2000)                          Variable Universal Life
                                              (Flexible Premium Variable
Security Life Separate Account SLDF2          Universal Life Insurance Policy)
(September 11, 2000)

Security Life Separate Account SLDF3
(September 11, 2000)

Security Life Separate Account SLDF4
(September 11, 2000)

Security Life Separate Account SLDF5
(September 11, 2000)

                                   SCHEDULE C
                                   ----------


Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not all funds/portfolios are available in all products):

                         AIM VI Capital Appreciation Portfolio
                         AIM VI Government Securities Portfolio

                         Alger American MidCap Growth Portfolio
                         Alger American Small Capitalization Portfolio Alger American Growth Portfolio
                         Alger American Leveraged Allcap Portfolio

                         Fidelity Investments Variable Insurance Products Fund
                                Growth Portfolio
                                Money Market Portfolio
                                Overseas Portfolio

                         First Union Insurance Group Trust
                                FIA Growth Portfolio
                                FIA Sector Premier Portfolio
                                FIA Core Equity Portfolio

                         GCG Trust
                                Equity Income Portfolio
                                Growth Portfolio
                                Hard Assets Portfolio
                                Limited Maturity Bond Portfolio
                                Liquid Asset Portfolio
                                Mid-Cap Growth Portfolio
                                Research Portfolio
                                Total Return Portfolio

                         INVESCO VIF High Yield Fund
                         INVESCO VIF Equity Income Fund
                         INVESCO VIF Total Return Fund
                         INVESCO VIF Utilities Fund
                         INVESCO VIF Small Company Growth Fund

                         Janus Aspen Series
                                Growth Portfolio
                                Aggressive Growth Portfolio
                                International Growth Portfolio
                                Worldwide Growth Portfolio

                         Merrill Lynch
                                Global Growth Focus Fund
                                Index 500 Fund
                                Balanced Capital Focus Fund
                                Basic Value Focus Fund
                                Small Cap Value Focus Fund

                         Neuberger Berman Growth Portfolio
                         Neuberger Berman Limited Maturity Bond Portfolio Neuberger Berman Partners Portfolio

                         Van Eck Worldwide Insurance Trust
                                Worldwide Bond Fund
                                Worldwide Emerging Markets Fund
                                Worldwide Hard Assets Fund
                                Worldwide Real Estate Fund

                                   SCHEDULE D

       Portfolios of the Fund available as funding vehicles under the Contracts:

Initial Class Shares
         Asset Manager Portfolio
         Index 500 Portfolio